Exhibit 10.22

                  Amendment No. 1 Business Consulting Agreement

     This Amendment No. 1 to Business Consulting Agreement ("Amendment") is made and entered as of September 10, 1999 by and between Metro Global Media, Inc., a Rhode Island corporation (the "Company") and Kenneth F. Guarino (the "Consultant") with reference to the following facts:

     A. The Company and the Consultant have entered into that certain Business Consulting Agreement, dated March 19, 1999 (the "Agreement").

     B. The parties now desire to amend the Agreement on the terms set forth herein.

     NOW, THEREFORE. For and in consideration of the mutual promises and agreements contained herein, the parties agree as follows:

     1. Section 2 is hereby replaced in its entirety with the following:

     "2. NATURE OF SERVICES: The Consultant will use his best efforts and render advise and assistance to the Company on business-related matters (all of which services are hereinafter collectively referred to as the "Program"), and in connection therewith, the Consultant shall:

     a. Attend meetings of the Company's Board of Directors, Executive Committee and Financial Committee(s) when so requested by the Board of Directors.

     b. Attend meetings and at the request of the Board of Directors, review, analyze and report on proposed business opportunities. These meetings are to include operations and production meetings when the Board of Directors deems necessary.

     c. Consult with the Board of Directors concerning on-going strategic corporate planning and long-term investment policies, including any revisions of the Company's business plan.

     d. Consult with and advise the Board of Directors with regard to potential mergers and acquisitions, whether the Company is the acquiring company or the target of acquisitions.

     e. Assist in the preparation and distribution of press releases when so requested by the Board of Directors to be distributed to the press, news services, customers, supplies, selected NASD brokers/dealers, financial institutions and the Company's shareholders.

     In addition, the Consultant shall serve as the acting Chief Executive Officer of the Company until such time as a full-time Chief Executive Officer has been appointed. As acting Chief Executive Officer, Consultant shall assist and advise the Company in its efforts to recruit a qualified permanent, full-time Chief Executive Officer as soon as practicable and, pending such a

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recruitment,  shall  perform all duties that are  customary  for an officer of a corporation holding such office and without limiting the generality of the foregoing, shall do and perform all services, acts and things necessary or advisable to manage and conduct the business of the Company, subject to the instructions of and policies and limitations set by the Board of Directors; provided, however, that Consultant shall at no time have any authority to bind the Company without prior approval of the Company's Board of Directors and his sole duties shall be to report recommendations to the Company's Board of Directors.

     Anything to the contrary herein notwithstanding, it is recognized and agreed that the Consultant's services will not include any service that constitutes the rendering of legal opinions, performance of work that is in the ordinary purview of a certified public accountant, or any work that s in the ordinary purview of a registered securities broker/dealer."

     2. The following is added to the end of Section 3 (Compensation):

     "Additionally, the Consultant is authorized to incur reasonable expenses for promoting and conducting the business of the Company, including expenditures for entertainment and travel, and the Company shall reimburse the Consultant monthly for all such business expenses upon the presentation of reasonable documentation establishing the amount and nature of the expenses."

     3. Except as provided herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     4. This Amendment may be executed by facsimile in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                          COMPANY:

                          Metro Global Media, Inc.


                          By:   /s/ Janet Hoey
                          ---------------------
                                    JANET HOEY,
                                    TREASURER


                          CONSULTANT:

                          By:   /s/ Kenneth Guarino
                          -------------------------
                                    KENNETH GUARINO


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